Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-88116

July 27, 2002

To the Shareholders of Gulf West Banks, Inc.:

On July 11, 2002, you and your fellow shareholders took the latest step toward the completion of the merger of Gulf West with The South Financial Group, Inc., when you voted to approve the Agreement and Plan of Merger dated March 21, 2002 entered into by our two companies. Upon completion of the merger, we expect to be an even stronger provider of financial services as we join with Gulf West and expand our operations into the Tampa Bay/St. Petersburg metropolitan area.

The merger agreement provides that once the merger is completed, you will be entitled to receive shares of TSFG common stock, cash or a combination of both in exchange for your Gulf West shares. Enclosed are materials that enable you to elect the form of consideration you would prefer to receive in exchange for your shares of Gulf West common stock. We expect to close the merger on August 31, 2002. Consequently, the election period will end at 5:00 P.M., ET, on Thursday, August 29, 2002.

To make your election, please complete the enclosed Election Form and send it, along with your Gulf West stock certificates, to Registrar and Transfer Company (the Exchange Agent) in the enclosed pre-addressed courtesy reply envelope. Special instructions are provided to assist you in completing the form. Please follow these instructions carefully so that Registrar and Transfer Company will be able to process your election for you promptly after the election period has ended and the merger is completed.

Please review the enclosed Proxy Statement/Prospectus (which you received in connection with Gulf West's Special Meeting of Shareholders) and Frequently Asked Questions for further information regarding the election process. Questions regarding the completion of the Election Form or the delivery of your Gulf West common stock certificates should be directed to Registrar and Transfer Company at 1-800-368-5948.

We are enthusiastic about the opportunities presented by the merger of our two companies and look forward to the expansion of the TSFG family.

Sincerely,


/s/ Mack I. Whittle, Jr.
Mack I. Whittle, Jr.
President and Chief Executive Officer

                       GULF WEST BANKS, INC. ELECTION FORM
This Election Form is to accompany certificates representing shares of Gulf West common stock being surrendered in connection with the acquisition of Gulf West by The South Financial Group, Inc., Please see the enclosed "Instructions for Completing Election Form" for information and instructions about this Form.

   The Election Deadline is 5:00 P.M., New York City Time, on August 29, 2002.
     Return this Form and your Gulf West stock certificates to Registrar and
                          Transfer Company as follows:

Mailing Address:                           EXCHANGE AGENT:               By Hand or Overnight Courier:
Attn:  Corporate Actions           REGISTRAR AND TRANSFER COMPANY        c/o The Depository Trust Co.
10 Commerce Drive                   For assistance: 1-800-368-5948       Transfer Agent Drop, 55 Water Street, 1st Floor
Cranford, New Jersey  07016                                              New York, NY  10041-0099

------------------------------------------------------------------------------------------------------
           DESCRIPTION OF CERTIFICATES SURRENDERED (See Enclosed Instructions I and 8)
------------------------------------------------------------------------------------------------------
 Certificate(s) enc1osed or to be delivered (attach additional list if necessary)
------------------------------------------------------------------------------------------------------
                                                                       Certificate       Number of
              Name and Address of Registered Holder(s)                  Number(s)         Shares
------------------------------------------------------------------------------------------------------
                                                                    |                 |               |
                                                                    ----------------------------------
                                                                    |                 |               |
                                                                    ----------------------------------
                                                                    |                 |               |
                                                                    ----------------------------------
                                                                    |                 |               |
                                                                    ----------------------------------
                                                                    |                 |               |
                                                                    ----------------------------------
                                                                    |                 |               |
                                                                    ----------------------------------
                                                                    |Total Number of  |               |
                                                                    |     Shares      |               |
------------------------------------------------------------------------------------------------------

                 ELECTION OPTIONS (See Enclosed Instructions 1,2,3 and 8)
---------------------------------------------------------------------------------------------------------------------------
A separate Election Form must be completed by each holder of record of Gulf West shares. Please choose one of the following elections.
Choose ONE
|_|  Mixed Election     |_|  All Stock Election     |_|  All Cash Election      |_|  No Preference
---------------------------------------------------------------------------------------------------------------------------

                          SPECIAL ISSUANCE INSTRUCTIONS
                     (See Enclosed Instructions 5,6, and 7)
To be completed ONLY if certificates and/or check are to be issued and mailed to OTHER than the registered holder(s).

Stock must be properly assigned and signatures guaranteed.

Issue and mail certificates and/or check to (please print):

Name:
     ----------------------------------------------------------------
                      (Please Print)

Address:
        -------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------
                   (including Zip Code)

Dated
      ---------------------------------------------------------------


                          SPECIAL DELIVERY INSTRUCTIONS
                      (See Enclosed Instructions 5 and 6A)
To be completed ONLY if certificates and/or check are to be issued to the registered holder(s) but mailed to OTHER than the address of record.
Mail certificates and/or check to (please print):

Name:
       --------------------------------------------------------------
                      (Please Print)
Address:
         ------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------
                    (including Zip Code)

Very truly yours,

---------------------------------------------------------------------

---------------------------------------------------------------------

Signature(s)   of   registered   holder(s)   exactly  as  name  appears  on  the
certificate(s) or by person(s) authorized to become registered holder(s) by certificate and document(s) transmitted herewith.

         IMPORTANT - PLEASE SIGN AND DATE BELOW AND COMPLETE SUBSTITUTE
                           FORM W-9 ON REVERSE SIDE.

     This Election Form must be signed by the registered holder(s) exactly as the name(s) appears on the certificates, or by the authorized agent of such registered holder(s), or by person(s) to whom the certificate(s) and check are to be issued.

     I hereby surrender to you for exchange the Gulf West shares represented by the certificates accompanying this Election Form (or the certificates to be delivered pursuant to the Notice of Guaranteed Delivery delivered herewith), I certify that I (1) have complied with all requirements as stated in the accompanying Instructions, (2) am currently and will be, as of the date of the effective time of the merger, the registered holder of such shares of Gulf West stock, (3) have good title to such shares, (4) have full power and authority to sell, assign and transfer and surrender such shares free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and (5) have full power and authority to make the election indicated above. By signing below, I acknowledge that delivery of this Election Form and any certificates enclosed herewith is at my election and risk and that delivery is deemed effective, and the risk of loss with respect thereto will pass, only when such materials are actually received by the Exchange Agent.

Dated:
        -----------------------------------------------------

----------------------------------   ---------------------------------------
                   Signature(s) of Shareholder or Agent

      Area Code and Telephone Number:
                                       -------------------------------------
       (For Required Signatures, See Enclosed Instructions 1, 5, 6 and 7)

          NOTICE OF GUARANTEED DELIVERY (See Enclosed Instruction 11)

Name of Firm:
              --------------------------------------------------------------
Authorized Signature(s):
                        ---------------------  -----------------------------
             Title(s):
                        ---------------------  -----------------------------
Address:
         ----------------------------  -------------------- -----  ---------
                   Street                       City        State   Zip Code
Area Code and Telephone Number(s):
                                    ----------------------  ----------------
Date:
      ----------------------------------------------

-------------------------------------------------------------------------------------------------------
                  PAYER'S NAME: The South Financial Group, Inc.
-------------------------------------------------------------------------------------------------------
SUBSTITUTE                         Part 1 - TAXPAYER IDENTIFICATION NO. -
Form W-9                           FOR ALL ACCOUNTS ENTER YOUR TAXPAYER       -------------------------
Department of the Treasury         IDENTIFICATION NUMBER IN THE APPROPRIATE   Social Security Number (s)
Internal Revenue Service           BOX.  FOR MOST INDIVIDUALS AND SOLE
                                   PROPRIETORS, THIS IS YOUR SOCIAL SECURITY            OR
                                   NUMBER. FOR OTHER ENTITIES, IT IS YOUR
Payer's Request for Taxpayer       EMPLOYER IDENTIFICATION NUMBER. IF YOU     -------------------------
Identification Number              DO NOT HAVE A NUMBER, SEE "HOW TO OBTAIN    Employer Identification
                                   A TIN" IN THE ENCLOSED GUIDELINES.                Number(s)
(See Enclosed Instruction 4)       Note: If the account is in more than one
Please fill in your name and       name, see the chart on the enclosed
address below.                     Guidelines to determine what number to
                                   enter.
--------------------------------   -------------------------------------------------------------------------------------------------
Name                               Part 2-Certification-For Payees Exempt
                                   from Backup Withholding (see enclosed
--------------------------------   Guidelines)-Under penalties of perjury,
Business name,  if different from  I certify that:
above                              (1) The number shown on the form is my
                                   correct Taxpayer Identification Number
Check appropriate box:             (or I am waiting for a number to be
                                   issued to me) and
|_| Individual/Sole proprietor     (2) I am not subject to backup with-             Part 3 --
|_| Corporation                    holding either because (a) I am exempt
|_| Partnership                    from backup withholding, or (b) I have
|_| Other                          not been notified by the Internal Revenue        Awaiting TIN  |_|
         ------------------------  Service ("IRS") that I am subject to back-
                                   up withholding as a result of a failure to
                                   report all interest or dividends or (c) the
---------------------------------  IRS has notified me that I am no longer
Address (number and street)        subject to backup withholding; and
                                   (3) I am a U.S. person (including a U.S.
---------------------------------  resident alien).
City, State and Zip Code           -------------------------------------------------------------------------------------------------
                                   CERTIFICATE INSTRUCTION - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.  For Real estate transactions, item
                                   2 does not apply.  For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA) and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN (See the enclosed Guidelines).

                                  SIGNATURE                                    DATE              , 20
                                            ---------------------------------       ------------      -----
------------------------------------------------------------------------------------------------------------------------------------
NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP  WITHHOLDING  AT THE  APPLICABLE  BACKUP  WITHHOLDING  RATE OF
ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER  IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
                                       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                                                THE BOX IN PART 3 OF SUBSTITUTE FORM W-9
------------------------------------------------------------------------------------------------------------------------------------
                         CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I  certify under penalties of perjury  that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social
Security  Administration Office or (b) I intend to mail or deliver an application in the near  future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold from all reportable payments thereafter made to me at the applicable backup withholding rate until I provide a number.
                                                                                                         20
----------------------------------------------------------   -------------------------------------------   ---------
                           Signature                                             Date
------------------------------------------------------------------------------------------------------------------------------------
                                                       IMPORTANT TAX INFORMATION
    Withholding.  Under the federal  income tax law,  the Exchange Agent is required to file a report  with the IRS  disclosing  any payments  of  cash being  made to each holder  of  Gulf  West  stock  certificates  pursuant  to the Merger Agreement and  to impose withholding at the  applicable  backup  withholding  rate if required.  If the correct  certifications  on  Substitute  Form W-9 are not  provided, monetary  penalties  may be imposed by  the IRS and  payments  made  for Gulf West  shares  may  be subject to backup withholding  at the applicable backup  withholding  rate.  Withholding is also required if the IRS notifies  the recipient that such recipient is subject to backup withholding as a result of a failure to report interest and dividends.
    In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a United
States (U.S.) citizen or resident or other U.S. entity must, unless an exemption applies, provide the Exchange Agent with his or her correct TIN on Substitute Form W-9 as set forth on this Election Form. Such person must certify under penalties of perjury that such number is correct and that such holder is not otherwise subject to backup withholding.  The TIN that must be provided is that of the registered holder of the Gulf West stock certificates to be surrendered  or  of  the last  transferee  appearing  on  the  transfers attached to or endorsed on such stock certificates (or, if a check is made payable to another person as provided in the box entitled
"Special Issuance  Instructions,"  then the TIN of such person).  Foreign  investors  should  consult  their tax advisors  regarding the need to complete the appropriate IRS Form W-8 and any other forms that may be required.
    Backup  withholding is not an additional  federal income tax.  Rather, the federal  income  tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
    Please read the enclosed  Guidelines for  Certification  of Taxpayer Identification Number on Substitute Form W-9 for additional important information on how to complete the Substitute Form W-9.

                    INSTRUCTIONS FOR COMPLETING ELECTION FORM
     This Election Form is to be completed and submitted to the Exchange Agent prior to the "Election Deadline" on August 29, 2002 by those holders of Gulf West shares desiring to elect the type of consideration they wish to receive for their shares of Gulf West common stock. The Election Form allows you to elect to receive merger consideration in the form of shares of TSFG common stock (an "All Stock Election"), cash (an "All Cash Election"), or a combination of both (a "Mixed Election"). The Election Form also allows you to indicate that you have "No Preference" as to the type of consideration that you receive in the Merger. Your election is subject to the Agreement and Plan of Merger, dated as of March 21,2002, by and between Gulf West and TSFG (the "Merger Agreement").
     All holders of Gulf West shares, including those electing No Preference, must surrender their Gulf West stock certificates to Registrar and Transfer Company (the "Exchange Agent") in order to receive the merger consideration. Until Gulf West stock certificates are received by the Exchange Agent at one of the addresses set forth on the front of the Election Form, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Gulf West stock certificates will not receive TSFG shares and/or cash consideration (or any dividends or other distributions payable on any such TSFG shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends. Any such dividends or other distributions will not be reinvested pursuant to any plan. If your Gulf West stock certificates are lost, stolen or destroyed, please refer to Instruction 10 below.
     A HOLDER OF GULF WEST SHARES MUST CHECK THE APPROPRIATE ELECTION BOX TO MAKE AN EFFECTIVE MIXED ELECTION, ALL STOCK ELECTION OR ALL CASH ELECTION. THE ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 29,2002.
     Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement/Prospectus provided to you in connection with the Gulf West shareholders meeting at which the merger was voted upon. The Merger Agreement is included as Annex A to the Proxy Statement/Prospectus. An additional copy of the Proxy Statement/Prospectus has been delivered to you with the Election Form. Extra copies of the Proxy Statement/Prospectus may be requested from TSFG at the telephone number set out in Instruction 13. The filing of this Election Form with the Exchange Agent is acknowledgment of the receipt of the Proxy Statement/Prospectus.
     Instruction 1. Elections, Certificates and Share Allocations. Please select ONE of the following four options: (l) Mixed Election, (2) All Stock Election,
(3) All Cash Election or (4) No Preference. Please read the following sections of the Proxy Statement/Prospectus for a discussion of these options and the allocation procedures associated with them: "The Merger - Merger Consideration", "The Merger - Election Procedure" and "The Merger - Allocation". All holders of Gulf West shares must complete the box entitled "Election Options" in order to elect to receive the desired merger consideration. To properly complete this form, each shareholder must also complete the box entitled "Description of Certificates Surrendered" by writing the number of each Gulf West stock certificate surrendered herewith in the column under the heading "Certificate Number" and the number of Gulf West shares represented by each Gulf West stock certificate surrendered herewith in the column under the heading "Number of Shares" beside each certificate number. All holders of Gulf West shares, including those electing No Preference, must surrender their Gulf West stock certificates to the Exchange Agent in order to receive the merger consideration. As described in the Proxy Statement/Prospectus, an aggregate of 4,465,141 TSFG shares and $32,400,178 of cash will be issued in the merger. Therefore, there can be no assurance that each Gulf West shareholder will receive the form of consideration which such holder elects if the elections result in an oversubscription of the TSFG stock or cash.
     Instruction 2. Election Deadline. The Election Deadline is 5:00 P.M., New York City Time, on August 29, 2002. For any Mixed Election, All Stock Election, or All Cash Election contained herein to be considered, this Election Form, properly completed, and the related Gulf West stock certificates must be received by the Exchange Agent at one of the addresses shown on the front of the Election Form no later than 5:00 p.m., New York City Time, on August 29, 2002. The Exchange Agent will have reasonable discretion to determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. Any such determinations shall be conclusive and binding.
     Instruction 3. Revocation or Change of Election Form. Any Election Form may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Form, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.
     Instruction 4. Form W-9 Certification. Each surrendering holder of Gulf West shares is required to provide the Exchange Agent with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 and to certify whether such holder is subject to backup withholding. The TIN that must be provided is that of the holder of the Gulf West stock certificates surrendered herewith or of the last transferee appearing on the transfers attached to or endorsed on such certificate(s) (or, if a check is made payable to another person as provided in the box above entitled "Special Issuance Instructions," then the TIN of such person). Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder of Gulf West shares to federal income tax backup withholding at the applicable backup withholding rate on payments made to such surrendering holder with respect to the Gulf West shares and on future dividends paid by TSFG. A holder of Gulf West shares must cross out item (2) in the certification box of Substitute Form W-9 if such holder has been notified by the Internal Revenue Service ("IRS") that such holder is currently subject to backup withholding. The box in Part 3 of the Substitute Form W-9 should be checked if the surrendering holder of Gulf West shares has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days thereafter, TSFG will withhold at the applicable backup withholding rate on all such payments and dividends until a TIN is provided to the Exchange Agent. Foreign investors should consult their tax advisors regarding the need to complete the appropriate IRS Form W-8 and any other forms that may be required.
     Instruction 5. Signatures on Election Form, Stock Powers and Endorsements.
     (a) All signatures must correspond exactly with the name written on the face of the Gulf West stock certificates without alteration, variation or any change whatsoever.
     (b) If the Gulf West stock certificates surrendered are held of record by two or more joint owners, all such owners must sign this Election Form.
     (c) If any surrendered Gulf West shares are registered in different names on several Gulf West stock certificates, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations of Gulf West stock certificates.
     (d) If this Election Form is signed by a person(s) other than the record holder(s) of the Gulf West stock certificates delivered (other than as set forth in paragraph (e) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.
     (e) If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying Gulf West stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.
     Instruction 6. Special Issuance Instructions. If the stock certificates and check are to be issued to a person other than the registered holder of the surrendered certificates, the surrendered certificates must be endorsed to such person or accompanied by appropriately endorsed stock powers. Signatures must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. (See Instruction 7 for information on Signature Guarantees.) The person to whom the check is to be issued must furnish a correct taxpayer identification number and sign and date the Substitute Form W-9. If the stock certificate and check is to be issued to the registered holder of the surrendered stock certificates, the surrendered certificates need not be endorsed or accompanied by instruments of assignment and transfer.
     The following are frequently requested types of registration changes. If your circumstances differ from those listed below, or if you have any other questions, please contact Registrar and Transfer Company at 1-800-368-5948.
     Name change due to marriage or transfer of ownership to another individual:
     1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed. (See Instruction 7 for information on Signature Guarantees).
     2. Complete the Substitute Form W-9 on the Election Form by listing the Taxpayer TIN or Social Security Number ("SSN") that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

Stockholder whose name is printed on the Election Form is deceased. You are the executor or administrator of the estate:
1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).
2. Obtain a signature guarantee for the legal representative. (See Instruction 7 for information on Signature Guarantees).
3. Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.
The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor only:
1.   Provide a certified (under raised seal) copy of death certificate.
2.   Provide survivor's  signature (signature guarantee is not necessary in this case).
3. Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.
The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor and adding a name:
1.   Provide a certified (under raised seal) copy of death certificate.
2. Survivor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)
3. Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.
The account is a custodial account and the former minor has reached the legal age of majority:
1. The former minor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)
2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.
3. Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.
If the  request  is  being  made by the  minor  who has now  reached  the age of majority:
1. The former minor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)
2. Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.
You want to have the account registered in the name of a trust:
1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. (See Instruction 7 for information on Signature Guarantees.)
2.   Provide a copy of the first and last pages of the trust agreement.
3. Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.
     Instruction 6A. Special Delivery Instructions. Complete this area only if you want the stock certificate(s) of TSFG common stock and/or check resulting from your election to be delivered to an address other than the one printed in the box entitled "Description of Certificates Surrendered". Note: Your address of record will not be affected by completing this section.
     Instruction 7. Guarantee of Signatures. Signatures on this Election Form need not be guaranteed unless the "Special Issuance Instructions" section has been completed and payment is to be made to someone other than the holder of the surrendered Gulf West stock certificates. In such event, signatures on this Election Form must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program, or by a stockbroker who is a member of such Program. Public Notaries cannot execute acceptable guarantees of signatures and the signature of a Notary Public is not acceptable for this purpose.
     Instruction 8. Delivery of Election Form and Stock Certificates. This Election Form, properly completed and duly executed, together with the certificate(s) representing the Gulf West shares, should be delivered to the Exchange Agent at one of the addresses set forth on the front of the Election Form. The method of delivery of the Gulf West stock certificates and all other required documents is at the election and risk of the record holder of such Gulf West shares; however, if such Certificates are sent by mail, it is recommended that they be sent by registered mail, appropriately insured, with return receipt requested. Insert in the box at the top of the Election Form the certificate number(s) of the Gulf West common stock certificate(s) which you are surrendering herewith and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.
     Instruction 9. Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of certificates will be determined by TSFG (which may delegate the power to so determine in whole or in part to the Exchange Agent), and such determination shall be final and binding. TSFG reserves the right to waive any irregularities or defects in the surrender of any certificate( s) and its interpretation of the terms and conditions of this Election Form or any other documents delivered therewith with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured or waived.
     Instruction 10. Lost, Stolen, or Destroyed Certificates. If your Gulf West stock certificates are lost, stolen or destroyed, please contact Gulf West's transfer agent, SunTrust Banks, Inc., Attention: Stock Transfer Department, immediately at 1-800-568-3476 for instructions on how to replace your Gulf West stock certificates.
     Instruction 11. Notice of Guaranteed Delivery. Complete this area if you are not delivering your stock certificates with the Election Form and will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificates for shares of Gulf West common stock are not immediately available or who cannot deliver their certificates for shares of Gulf West common stock to the Exchange Agent on or prior to the Election Deadline or for book -entry confIrmation may make an effective election for their Gulf West common stock by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (1) the election must be made by or through an eligible institution, (2) a properly completed and a duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Election Deadline, and (3) the certificates evidencing all physically surrendered shares of Gulf West common stock or book-entry confIrmations, as the case may be, together with a properly completed and duly executed Election Form (or manually signed facsimile thereof), together with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other documents required by this Election Form, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery. Please read the Notice of Guaranteed Delivery for more information. An "eligible institution" is a commercial bank or trust company having an office, branch or agency in the United States or a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc.
     Instruction 12. Holders Who Are Nominees, Trustees or Other Representatives. Each holder of record of Gulf West shares is entitled to make an election and submit an Election Form covering all Gulf West shares actually held of record by such holder. Nominee record holders, which include nominees, trustees or any other person that holds Gulf West shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Gulf West shares held through such nominee record holders, but such elections must be made on one Election Form. Beneficial owners who are not record holders are not entitled to submit Election Forms. Persons submitting an Election Form on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 5 above.
     Instruction 13. Miscellaneous. Neither TSFG nor the Exchange Agent is under any duty to give notification of defects in any Election Form. TSFG and the Exchange Agent shall not incur any liability for failure to give such notification, and each of TSFG and the Exchange Agent has the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any Election Form.
     Instruction 14. Information and Additional Copies. Additional copies of this Election Form may be obtained by telephoning Registrar and Transfer Company at 1-800-3685948. All inquiries with respect to the surrender of Gulf West stock certificates should be made directly to the Exchange Agent (Registrar and Transfer Company) at 1-800-368-5948.

                South Financial Group, Inc./Gulf West Banks, Inc.

                              Gulf West Banks, Inc.

                          Shareholders Election Process

                           Frequently Asked Questions

Definitions

     "Cash Election Shares" are shares held by a shareholder who has made an all cash election.

     "Closing Date" is the date on which the merger will be completed.

     "Election Deadline" is the last day on which Election Forms will be accepted by the Exchange Agent for a valid election. The Election Deadline is 5:00 p.m., New York City time, on August 29, 2002.

     "Election Form" is the document Gulf West shareholders must complete in order to elect to receive TSFG common stock, cash or a combination of both in exchange for their shares of Gulf West common stock. This document must be properly completed and returned to the Exchange Agent before the Election Deadline. The Election Form must be accompanied by the shareholder's Gulf West stock certificate(s), unless shares are held in street name (i.e., through a broker) or book-entry.

     "Exchange  Agent" is Registrar  and Transfer  Company.  As Exchange  Agent,
Registrar and Transfer Company is responsible for handling the exchange of shares of Gulf West common stock for TSFG common stock and/or cash. Registrar and Transfer Company is also responsible for collecting the Election Forms and calculating the final distribution of TSFG common stock and cash. "Measurement Period" is the ten consecutive trading days ending on the third business day before the Closing Date.

     "Merger Consideration" is the TSFG common stock, cash or combination of both to be received in exchange for shares of Gulf West common stock in connection with the merger.

     "Per Share Cash Consideration" is the amount of cash to be received for each share of Gulf West common stock being converted into cash.

     "Per Share Stock Consideration" is the number of shares of TSFG common stock to be received for each share of Gulf West common stock being converted into TSFG stock.

     "SEC" is the Securities and Exchange Commission.

     "Stock Election Shares" are shares held by a shareholder who has made an all stock election.

1. What should I do with the Election Form?

     In connection with the merger, you may elect to receive TSFG common stock, cash or a combination of both in exchange for your shares of Gulf West common stock. To make your election, you must properly complete the Election Form and return it to the Exchange Agent, along with your Gulf West stock certificates, before the Election Deadline.

2. What is the deadline for completing the Election Form and submitting it to the Exchange Agent?

     The Election Deadline is 5:00 p.m. New York City time on August 29, 2002. If you wish to choose the type of merger consideration you would prefer to receive in exchange for your shares of Gulf West common stock, you must deliver a properly completed Election Form and your Gulf West stock certificates to the Exchange Agent before the Election Deadline.

     If you do not deliver your election materials to the Exchange Agent before the Election Deadline, you may receive TSFG common stock, cash or a combination of both, depending on the elections made by other Gulf West shareholders. (Please see Question 13 below.)

     You are reminded that, even though you may choose to receive a specific type of consideration in the merger, what you receive in the merger may be different, depending on the elections made by other Gulf West shareholders.

3. When will the merger be completed?

     The closing of the merger of Gulf West with TSFG is currently expected to occur on August 31, 2002.

4. What will I receive as a result of the merger?

     Gulf West shareholders will have the right to elect to convert their Gulf West common stock into cash, shares of TSFG common stock, or a mixture of both. The Exchange Agent will calculate the Merger Consideration for each Gulf West shareholder after it receives all of the Election Forms and tallies the results.

5. How will the Per Share Cash Consideration and Per Share Stock Consideration be calculated?

     Pursuant to the terms of the merger, TSFG will issue 4,465,141 shares of TSFG common stock and pay $32,400,178 in cash. The actual Per Share Stock Consideration and Per Share Cash Consideration to be paid to Gulf West shareholders cannot be determined until the third day immediately prior to the effective time of the merger. We intend to announce these amounts when known.

     The Per Share Cash Consideration will be equal to the amount obtained by dividing the Transaction Value (as defined below) by the number of Exchangeable Shares (as defined below). In our discussion we also refer to that amount as the "Per Share Consideration."

     o    The "Transaction Value" is the dollar amount of the sum of:

          (1) $32,400,178 (which is the aggregate amount of cash TSFG will pay pursuant to the merger), and

          (2) the product of: (A) 4,465,141 (which is the total number of TSFG shares being issued in the merger) and (B) the Final Stock Price (as defined below).

     o The "Final Stock Price" is the average of the closing sale prices of TSFG common stock as reported on Nasdaq during the ten consecutive trading days during which the shares of TSFG common stock are traded on Nasdaq ending on the third calendar day immediately prior to the effective time of the merger. We refer to this ten trading-day period as the "Valuation Period."

     o "Exchangeable Shares" is the total number of shares of Gulf West common stock outstanding as of the close of business on the last day of the Valuation Period (assuming the exercise of all Gulf West options outstanding under Gulf West's employee stock option plan at that time).

     The "Per Share Stock Consideration" will be equal to the amount obtained by dividing the Per Share Consideration by the Final Stock Price.

     The formula described above is designed to equalize the value of the consideration to be received for each share of Gulf West common stock in the merger as measured during the Valuation Period, regardless of whether the Gulf West shareholder elects to receive all TSFG common stock, all cash, or a combination. This equalization mechanism was deemed to be desirable because, while the aggregate number of shares of TSFG common stock and the amount of cash to be received by Gulf West shareholders is fixed, the value of the TSFG common stock will fluctuate. In order to ensure that the value of the consideration for each share of Gulf West common stock is as equal as possible upon receipt by Gulf West shareholders, regardless of the form of the consideration, the equalization mechanism is to be applied based on the Final Stock Price.

     THE MARKET VALUE OF TSFG COMMON STOCK FLUCTUATES, AND THEREFORE, ITS MARKET VALUE ON THE DATE THAT IT IS RECEIVED BY A GULF WEST SHAREHOLDER WILL LIKELY DIFFER FROM THE MARKET VALUE OF TSFG COMMON STOCK AT OTHER TIMES, INCLUDING ITS CURRENT MARKET VALUE.

     Please refer to pages 26 - 31 and Appendix B of the Proxy Statement/Prospectus, dated June 7, 2002 (included in your election materials) for examples of how the value of the Merger Consideration may change depending on fluctuations in the price of TSFG's common stock.

6. If I choose to exchange all my Gulf West shares for TSFG common stock, how many shares will I receive?

     The number of shares of TSFG common stock you will receive in exchange for your Gulf West shares (in the absence of any proration as described in Question 9 below) will be calculated by multiplying the Per Share Stock Consideration by the number of Gulf West shares you own.

     If the conversion of your Gulf West stock into TSFG common stock results in a fractional share (for example, Y2 of a share), the Exchange Agent will issue you a check for the value of this fractional interest. Fractional shares will not be issued in the merger.

7. If I choose to exchange all my Gulf West shares for cash, how much cash will I receive?

     The amount of cash you will receive in exchange for your Gulf West shares (in the absence of any proration as described in Question 9 below) will be calculated by multiplying the Per Share Cash Consideration by the number of Gulf West shares you own.

8. If I choose to exchange all my Gulf West shares for a combination of TSFG common stock and cash, what will I receive?

     Shareholders who elect the mixed election will receive (A) the Per Share Cash Consideration in respect of that portion of that holder's Gulf West shares equal to the "Cash Percentage" (as defined below), and (B) the Per Share Stock Consideration in respect of that portion of that holder's Gulf West shares equal to the "Stock Percentage" (as defined below). The "Cash Percentage" and the "Stock Percentage" cannot be determined until the third day immediately prior to the effective time of the merger:

     o The "Cash Percentage" will equal the amount obtained by dividing (1) the amount obtained by dividing $32,400,178 by the Per Share Cash Consideration, by (2) the total number of Gulf West shares outstanding as of the close of business on the last day of the Valuation Period.

     o    The "Stock Percentage" will equal one minus the Cash Percentage.

9. Will I receive Merger Consideration in the form that I elect?

     In the merger, TSFG will issue 4,465,141 shares of TSFG common stock and pay $32,400,178 in cash. Therefore, all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and the number of shares to be issued. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a mix of cash and stock.

     o Oversubscription of the Cash Consideration. If the aggregate cash amount that would otherwise be paid by TSFG to Gulf West shareholders would be greater than $32,400,178, TSFG common stock will be issued in lieu of the excess to shareholders making an all cash election. In that situation, the following allocation mechanism will be used:

     o shareholders making a mixed election will receive a mixture of cash and TSFG stock based on the applicable Stock Percentage and Cash Percentage;

     o shareholders making an all stock election (and shareholders not making any election) will receive all stock;

     o the Exchange Agent will determine the number of Cash Election Shares (from the shareholders electing all cash) that would be equal to the amount of the oversubscription and convert those Cash Election Shares into shares in TSFG stock (such being allocated pro rata among those shareholders electing all cash);

     o all Cash Election Shares not converted into TSFG stock (as provided in the previous bullet point) would be converted into cash.

     Oversubscription of the Stock Consideration. If the aggregate cash amount that TSFG would pay to Gulf West shareholders who make an all cash election or a mixed election is less than $32,400,178 (i.e. there is an "undersubscription of cash"), TSFG will pay cash to shareholders who fail to make a valid election and, if necessary, to shareholders who make an all stock election to the extent of such undersubscription. In this situation, the following allocation mechanism will be used:

     o shareholders making a mixed election will receive a mixture of cash and TSFG stock based on the applicable Stock Percentage and Cash Percentage;

     o    shareholders making an all cash election will receive all cash;

     o the Exchange Agent will then select from among the no election shares and then, if necessary, from among the Stock Election Shares, the number of shares equal to the "undersubscription" of cash and convert those shares into all cash (such being allocated pro rata among those affected shareholders);

     o the Stock Election Shares and non-electing shares not selected by the Exchange Agent to be converted into cash (as provided in the previous bullet point) will be converted into TSFG stock.

     The allocation described above will be computed by the Exchange Agent within ten days after the election deadline, unless the merger has not been completed, in which case the allocation will be completed as soon as practicable after completion of the merger. The pro rata process to be used by the Exchange Agent will consist of an equitable pro rata process as will be mutually determined by Gulf West and TSFG.

10. Do I have to send in my Gulf West stock certificates?

     Yes. Your Gulf West stock certificates should be returned with the Election Form. However, if your Gulf West stock certificates are not readily available, you may complete and return the Election Form and follow the Guaranteed Delivery procedure described in Question 12 below.

11. What if I cannot locate my Gulf West stock certificates?

     If you cannot locate your Gulf West stock certificates, please contact Gulf West's stock transfer agent, SunTrust, toll-free at 1-800-568-3476, as soon as possible to request replacement instructions. Please note that the replacement process can take as long as six weeks to complete and SunTrust may charge you a fee for posting a bond for the lost certificate.

     If the Exchange Agent does not receive your replacement certificates by the Election Deadline, you will be treated as if you missed the Election Deadline and will be deemed to have elected "No Preference". (Please see Question 13 below.)

     Immediately following the Closing Date, all Gulf West shareholder records will be transferred to TSFG's stock transfer agent, Registrar and Transfer Company. After the Closing Date, please contact Registrar and Transfer Company toll-free at 1-800-368-5948 with any questions regarding replacement of your Gulf West stock certificates.

12. What if my Gulf West stock certificates are not readily available?

     If your Gulf West stock certificates are not readily available, you may make an election by completing the Election Form and having a Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. In order for your election to be valid, the stock certificates, the delivery of which is thereby guaranteed, must be received no later than 5:00 p.m., New York City time, on the third business day after the Election Deadline.

13. What happens if I miss the Election Deadline or my Election Form is not properly completed or if I indicate I have no preference as to the form of consideration that I will receive?

     If your Election Form and Gulf West stock certificates are not received by the Exchange Agent before the Election Deadline, or your Election Form is not properly completed or if you indicate you have no preference as to the form of consideration you will receive, in each case, you may receive TSFG common stock, cash or a combination of both, depending on the elections made by other Gulf West shareholders.

     Because the Election Deadline is absolute, you may wish to consider sending your Election Form and Gulf West stock certificates by express delivery or registered mail. We recommend that you send the materials via return-receipt, registered mail, insure the contents for 2.0% of the value of the exchange to cover the lost certificates bond, and retain the Post Office (or delivery service) receipt verifying the time and date of delivery.

14. If the Exchange Agent does not receive my Election Form and Gulf West stock certificates before the Election Deadline, how will I exchange my Gulf West shares for TSFG common stock?

     If you do not properly complete and submit an Election Form to the Exchange Agent before the Election Deadline, the Exchange Agent will mail you a Letter of Transmittal within five business days following the Closing Date with instructions on how to complete the Letter of Transmittal and return it to the Exchange Agent with your Gulf West stock certificates. If your properly completed Election Form is received by the Exchange Agent after the Election Deadline, you will not receive a Letter of Transmittal. However, you will be deemed to have elected "No Preference" and may receive TSFG common stock, cash or a combination of both, depending on the elections made by other Gulf West shareholders.


                            The South Financial Group, Inc./Gulf West Banks, Inc.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

       Guidelines for Determining the Proper  Identification  Number to Give the Payer. - Social  Security  numbers have nine digits separated by two hyphens:  i.e.  000-00-0000.  Employer  identification numbers have nine digits separated by only one hyphen:  i.e.
00-0000000. The table below will help determine the number to give the payer.

                                      Give the SOCIAL                                                Give the EMPLOYER
                                      SECURITY                                                       IDENTIFICATION
For this type of account:             number of                     For this type of account:        number of

1. An individual's account            The individual                9. The valid trust, estate,      The legal entity (do not
                                                                       or pension trust              furnish the trust identifying
2. Two or more individuals            The actual owner of the                                        number of the personal repre-
   (joint account)                    account or, if combined                                        sentative or trustee unless
                                      funds, any one of the                                          the legal entity itself is not
                                      individuals(1)                                                 designated in the account
                                                                                                     title)(50).
3. Husband and wife                   The actual owner of the
   (joint account)                    account or, if joint         10. Corporate account             The corporation
                                      funds, either person(1)
                                                                   11. Religious, charitable,        The organization
4. Custodian account of minor         The minor(2)                     or educational
   (Uniform Gift to Minors Act)                                        organization account

5. Adult and minor                    The adult or, if the minor   12. Partnership account held      The partnership
   (joint account)                    is the only contributor, the     in the name of the
                                      minor(1)                         business

6. Account in the name of             The ward, minor, or          13. Association, club, or other   The organization
   guardian or committee for          incompetent person(3)            tax-exempt organization
   a designated ward, minor,
   or incompetent person
                                                                   14. The broker or registered      The broker or nominee
7. a. The usual revocable             The grantor-trustee(1)           nominee
      saving trust account
      (grantor is also trustee)
                                                                   15. Account with the Department   The public entity
   b. So-called trust account         The actual owner(1)              of Agriculture in the name
      that is not a legal or                                           of a public entity (such as
      valid trust under State law                                      a State or local government,
                                                                       school district, or prison)
8. Sole proprietorship                The owner(4)                     that receives agricultural
   account                                                             program payments

9. The valid trust, estate, or
   pension trust
------------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2
OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

     Payees specifically exempted from backup withholding on ALL payments include the following:

     o    A corporation.

     o    A financial institution.

     o An organization exempt from tax under section 501(a), or an individual retirement plan.

     o    The United States or any agency or instrumentality thereof.

     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     o An international organization, or any agency or instrumentality thereof.

     o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     o    A real estate investment trust.

     o    A common trust fund operated by a bank under section 584(a).

     o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(l).

     o An entity registered at all times under the Investment Company Act of 1940.

     o    A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     o    Payments to nonresident  aliens  subject to withholding  under section
          1441.

     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

     o Payments of patronage dividends where the amount received is not paid in money.

     o    Payments made by certain foreign  organizations.

     o    Payments made to a nominee.

     Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

     o    Payments described in section 6049(b)(5) to nonresident aliens.

     o    Payments on tax-free covenant bonds under section 1451.

     o    Payments made by certain foreign organizations.

     o    Payments made to a nominee.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

     Privacy Act Notice. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to Payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Effective January 1,2002, payers must generally withhold the applicable withholding rate of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

     (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) Failure to Report Certain Dividend and Interest Payments - If you fail to include any portion of includable payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to the failure unless there is clear and convincing evidence to the contrary.

     (3) Civil Penalty for False Information With Respect to Withholding. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

     (4)   Criminal   Penalty   for   Falsifying   Information.   -   Falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                                  Common Stock
                                       of
                             Gulf West Banks, Inc.

     As set forth in the Election Form delivered to holders of record of Gulf West Banks, Inc. ("GWBK") common stock in connection with the acquisition of GWBK by The South Financial Group, Inc. ("TSFG"), this form or one substantially equivalent to it must be provided IF (1) the Election Form or any other documents required thereby cannot be delivered to the Exchange Agent by the Election Deadline (as defined in the Election Form), or (2) certificates representing GWBK shares are not immediately available or (3) the procedure for book-entry transfer cannot be completed by the Election Deadline. This form may be delivered by an "eligible institution" (as defined in the Election Form) by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms not defined herein have the meanings ascribed to them in the Election Form

  THE ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 29, 2002.

                PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS.

To Registrar and Transfer Company, as Exchange Agent:

By Registered or Certified Mail:                   By Overnight Delivery:

Attn: Corporate Actions                            c/o The Depository Trust Co.
10 Commerce Drive                                  Transfer Agent Drop
Cranford, New Jersey  071016                       55 Water Street, 1st Floor
                                                   New York, NY  10041-0099

By Facsimile:                                      By Hand Delivery:

Registrar and Transfer Company                     c/o The Depository Trust Co.
Attn:  Corporate Actions                           Transfer Agent Drop
Facsimile:  (908) 497-2311                         55 Water Street, 1st Floor
Confirm by telephone: (908) 497-2300 ext. 2556     New York, NY  10041-0099

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than that set forth above will not constitute a valid delivery. This form is not to be used to guarantee signatures. If a signature on the Election Form is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Election Form.

Ladies and Gentlemen:

     The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form, receipt of which is hereby acknowledged, the certificates specified below pursuant to the guaranteed delivery procedures set forth in the Election Form.

     All authority thereto conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                    DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s)  enclosed  or  to  be  delivered  (attached  additional  list  if necessary)
--------------------------------------------------------------------------------
NAME AND ADDRESS OF REGISTERED HOLDER(S)             CERTIFICATE       NUMBER
                                                      NUMBER(S)       OF SHARES
--------------------------------------------------------------------------------
                                                   |               |
--------------------------------------------------------------------------------
                                                   |               |
--------------------------------------------------------------------------------
                                                   |               |
--------------------------------------------------------------------------------
                                                   |               |
--------------------------------------------------------------------------------
                                                     Total Number  |
                                                     of Shares     |
--------------------------------------------------------------------------------
            Note: Signatures must be provided where indicated below.

Name(s) of Holder(s):
                       ---------------------------------------------------------
Addresses(es):
                       ---------------------------------------------------------

                       ---------------------------------------------------------
Telephone Number:
                       ---------------------------------------------------------
Signature(s):
                       ---------------------------------------------------------

                       ---------------------------------------------------------
Date:
                       ---------------------------------------------------------
DTC Account Number (if applicable):
                                    --------------------------------------------

This Notice of Guaranteed Delivery must be signed by (1) the holder(s) of GWBK stock certificates exactly as its/their name(s) appear on such certificates, (2) the holder(s) of GWBK stock certificates exactly as its/their name(s) appear on the security position listing maintained by DTC as the owner of the certificates or (3) by person(s) authorized to become holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information and, unless waived by TSFG, submit evidence satisfactory to TSFG of their authority to act:

Please print name(s) and addresses of person signing above

Name(s):
          ----------------------------------------------------------------------
Capacity:
          ----------------------------------------------------------------------
Address(es):
          ----------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees delivery to the Exchange Agent of either stock certificates in proper form for transfer or a confirmation of the book-entry transfer of Book-Entry Interests representing such stock certificates into the Exchange Agent's account at DTC, and delivery of either a properly completed and duly executed Election Form (or manually signed facsimile thereof) with any required signatures and any other documents required by the Election Form or an Agent's Message, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the Election Deadline.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE ELECTION FORM OR AGENT'S MESSAGE AND CERTIFICATES SURRENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

                                   SIGN HERE
Name of firm:
                             -------------------------------------------------
Authorized Signature:
                             -------------------------------------------------
Name (please print):
                             -------------------------------------------------
Address:
                             -------------------------------------------------

                             -------------------------------------------------

                             -------------------------------------------------
Telephone Number:
                             -------------------------------------------------
Date:
                             -------------------------------------------------

DO NOT SEND ANY STOCK CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF STOCK CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED ELECTION FORM.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Election Deadline. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 11 of the Election Form.

     2.  Signatures  on this Notice of  Guaranteed  Delivery.  If this Notice of
Guaranteed Delivery is signed by the registered holder(s) of the GWBK stock certificates to be tendered (in the case of physical certificates), the signature must correspond with the name(s) as written on the face of such GWBK stock certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by the DTC participant whose name appears on the security position maintained by DTC (in the case of Book-Entry Interests), the signature must correspond exactly with such participant's name as it appears on the security position maintained by DTC listing such participant as the owner of the GWBK stock certificates, without any change whatsoever.

     If any of the GWBK stock certificates to be surrendered are owned of record by two or more joint owners, all such owners must sign this Notice of Guaranteed Delivery. If any GWBK stock certificates to be surrendered are held in different names on several GWBK stock certificates, it will be necessary to complete, sign and submit as many separate copies of the Notice of Guaranteed Delivery as there are names in which GWBK stock certificates to be surrendered are held.

     If this Notice of Guaranteed Delivery or any GWBK stock certificates are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by TSFG, evidence satisfactory to TSFG of their authority to so act must be submitted with this Notice of Guaranteed Delivery.

     3. Requests for Assistance of Additional Copies. Questions and requests for assistance and request for additional copies of the Election Form may be directed to the Exchange Agent at the address specified in the Election Form. Holders also may contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning this matter.

                              Election Information
                                 July 27, 2002
  The Election Deadline is 5:00 P.M., New York City Time, on August 29, 2002.

 To Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees:

     The South Financial Group, Inc. and Gulf West Banks, Inc. have agreed to merge. Shareholders of Gulf West approved the merger of the two companies at the Special Meeting on July 11, 2002. The merger is currently expected to close on August 31, 2002, subject to receipt of regulatory approvals and certain other matters.
     Under the terms of the merger agreement, which are explained more fully in the Proxy StatementlProspectus dated June 7,2002 (a copy of which is enclosed), Gulf West shareholders may elect to exchange their Gulf West shares for TSFG common stock, cash or a combination thereof. Please note that, because the total amount of cash consideration payable in the merger is fixed, Gulf West shareholders may actually receive, regardless of their election, a combination of cash and shares of TSFG common stock for their Gulf West shares (depending on the elections made by other Gulf West shareholders). Gulf West shareholders who hold shares through you or your nominee may make an election only by instructing you to complete and deliver the enclosed Election Form. If they do not instruct you to complete and deliver a valid Election Form, they will be deemed to have elected "No Preference."
     For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:
     (1) an Election Form that includes a Substitute Form W-9 (copies of the Election Form may be used);
     (2) a Notice of Guaranteed Delivery to be delivered with the completed Election Form if none of the procedures for delivering the necessary certificates representing Gulf West common shares can be completed before the Election Deadline (copies of the Notice may be used);
     (3) a proposed client letter that you may wish to use to obtain instructions from your clients;
     (4)  copies of the Proxy StatementlProspectus;
     (5) Frequently Asked Questions regarding the merger that you may wish to distribute to your clients; and
     (6) Guidelines of the IRS for the Certification of Taxpayer Identification Number on Substitute Form W-9.
YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.
     For an election to be valid, Registrar and Transfer Company must receive a duly executed and properly completed Election Form, including any required signature guarantees or other documents, together with any certificates representing surrendered Gulf West shares or timely confirmation of their book-entry transfer, before the Election Deadline. Gulf West shareholders whose certificates are not immediately available or who cannot deliver such
certificates  to  Registrar  and  Transfer  Company,   or  cannot  complete  the
procedures for book-entry transfer prior to the Election Deadline, must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.
     No fees or commissions will be payable by TSFG or Gulf West, or any officer, director, shareholder, agent or other representative of TSFG or Gulf West, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Registrar and Transfer Company for their services in connection with the election and exchange process).
     Any inquiries you may have with respect to the election should be addressed to Registrar and Transfer Company at 1-800-368-5948.

The South Financial Group, Inc.
Gulf West Banks, Inc.

Nothing contained herein or in the enclosed documents shall constitute you or any person as an agent of TSFG, Gulf West, Registrar and Transfer Company, or any affiliate of the foregoing, or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the election other than the documents enclosed herewith and the statements contained therein.

                             Election Instructions

   The Election Deadline is 5:00 P.M., New York City Time, on August 29,2002.

To Our Clients:

     The South Financial Group, Inc. and Gulf West Banks, Inc. have agreed to merge. Shareholders of Gulf West approved the merger at their Special Meeting on July 11, 2002. The merger is currently expected to close on August 31,2002, subject to receipt of regulatory approvals and certain other matters.

     In the merger, TSFG is issuing 4,465,141 shares of common stock and paying $32,400,178 in cash. The per share consideration you will receive for your Gulf West shares will be based on a formula set forth in the merger agreement. It will be equal to the aggregate value of all TSFG common stock and cash being issued in the merger divided by the total number of Gulf West shares and options outstanding. The value of the TSFG common stock for these purposes will be the average closing price of TSFG common stock during the ten-day period ending three days before the completion of the merger.

     Under the terms at the merger agreement, which are explained more fully in the Proxy StatementlProspectus dated June 7,2002, Gulf West shareholders may elect to exchange their Gulf West shares for shares of TSFG common stock, cash or a combination of both. However, because the total amount of cash and stock consideration payable in the merger is fixed, regardless of your choice, you may actually receive a combination of cash and shares of TSFG common stock for your Gulf West shares (depending on the elections made by other Gulf West shareholders). Accordingly, the companies cannot guarantee that you will receive your election choice.

     You may make your election only by completing and delivering the enclosed Election Instructions to us. If you do not complete and deliver valid Election Instructions, you will be deemed to have "no preference" as to the form of consideration that you receive.

Election Options

     Your Election Options are set forth below. (For defined terms, please refer to the definitions set forth on the first page and in Questions 5 and 8 of the Frequently Asked Questions.)

     1. All Stock Election. The number of shares of TSFG common stock you will receive in exchange for your Gulf West shares (in the absence of any oversubscription of shares as described below) will be calculated by multiplying the Per Share Stock Consideration by the number of Gulf West shares you own. If the conversion of your Gulf West stock into TSFG common stock results in a fractional share (e.g., a half or a quarter of a share of stock), the Exchange Agent will issue you a check for the value of this fractional interest. Fractional shares will not be issued in the merger.

     2. All Cash Election. The amount of cash you will receive in exchange for your Gulf West shares (in the absence of any oversubscription of cash as described below) will be calculated by multiplying the Per Share Cash Consideration by the number of Gulf West shares you own.

     3. Mixed Election.  Shareholders  who elect the mixed election will receive
(A) the Per Share Cash Consideration in respect of that portion of that holder's shares of Gulf West common stock equal to the "Cash Percentage", and (B) the Per Share Stock Consideration in respect of that portion of that holder's shares of Gulf West common stock equal to the "Stock Percentage". The "Cash Percentage" and the "Stock Percentage" cannot be determined until the third day immediately prior to the effective time of the merger.

     4. "No Preference". If you elect "No Preference" you may receive TSFG common stock, cash or a combination of both, depending on the elections made by other Gulf West shareholders.

Because we are the holder of record for your shares, only we can make an election for you in accordance with your instructions. Please instruct us below on how to exchange your Gulf West shares.

Oversubscription of Cash or Shares

     In the merger, TSFG will issue 4,465,141 shares of TSFG common stock and pay $32,400,178 in cash. Therefore, all cash and all stock elections are subject to adjustment to preserve these limitations on the amount of cash to be paid and the number of shares to be issued. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a mix of cash and stock. For a description of the procedures to be followed by the Exchange Agent if there is an oversubscription of cash or stock consideration, please refer to the section entitled "The Merger - Allocation" beginning on page 31 of the Proxy Statement/Prospectus.

     The Election Deadline is 5:00 P.M., New York City Time, on August 29,2002. We encourage you to advise us of your instructions promptly. Again, please note that the per share merger consideration will not be known until the third day immediately prior to the effective time of the merger. Once the per share merger consideration is determined, Gulf West and TSFG will issue a press release announcing the value of the merger consideration. You may obtain this information at the SEC website at www.sec.gov, on the TSFG website at www.thesouthgroup.com, on the Gulf West website at www.bankmercantile.com or by calling Registrar and Transfer Agent at 1-800-368-5948.

Revocation

     To revoke or change your election, you must notify us as soon an possible so that we can appropriately notify Registrar and Transfer Company prior to the Election Deadline. If you miss the Election Deadline and we are unable to comply with the election procedures, you will be deemed to have elected "No Preference."

Other Gulf West Shares

     This election applies only to those shares of Gulf West that we hold beneficially for you. If you have Gulf West shares in certificated form, you will receive an Election Form and additional election materials directly from TSFG. Please follow the instructions enclosed with that Election Form in order to make a valid election with respect to those shares.

                                  INSTRUCTIONS

           Please provide your signed instructions below: Choose ONE

|_| Mixed Election   |_| All Stock Election   |_| All Cash Election

|_| No Preference


                                   Account Number:
                                                   --------------------------

------------------------------   --------------------------  ----------------
Signature of Shareholder          Signature of Shareholder    Daytime Phone,
                                    (if joint account)       including area code

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT YOUR OPTION AND RISK. IF DELIVERED BY MAIL, CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY.

If you have any questions, please contact us.